UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.  )
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Filed by a Party other than the Registrant  ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12
Overstock.com, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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   Step 1:Step 2:Step 3:Step 4:Step 5:  Go to www.envisionreports.com/OSTKClick on Cast Your Vote or Request Materials. Follow the instructions on the screen to log in.Make your selections as instructed on each screen for your delivery preferences. Vote your shares.  www.envisionreports.com/OSTKEasy Online Access — View your proxy materials and vote.  OnlineGo to www.envisionreports.com/OSTK or scan the QR code — login details are located in the shaded bar below.  The Sample Company      Overstock.com, Inc. Stockholder Meeting NoticeImportant Notice Regarding the Availability of Proxy Materials for the Overstock.com, Inc. Stockholder Meeting to be Held on May 12, 2022Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual stockholders’ meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the annual meeting are on the reverse side. Your vote is important!This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The Notice of Annual Meeting, 2022 Proxy Statement, and 2021 Annual Report on Form 10-K are available at:      03KN7F    +  +  When you go online, you can also help the environment by consenting to receive electronic delivery of future materials.Obtaining a Copy of the Proxy Materials – If you want to receive a copy of the proxy materials, you must request one. There is no charge to you for requesting a copy. Please make your request as instructed on the reverse side on or before May 2, 2022 to facilitate timely delivery.    2 N O T

 Here’s how to order a copy of the proxy materials and select delivery preferences:Current and future delivery requests can be submitted using the options below.If you request an email copy, you will receive an email with a link to the current meeting materials.PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a copy of the proxy materials.Internet – Go to www.envisionreports.com/OSTK. Click Cast Your Vote or Request Materials.Phone – Call us free of charge at 1-866-641-4276.Email – Send an email to investorvote@computershare.com with “Proxy Materials Overstock.com, Inc.” in the subject line. Include your full name and address, plus the number located in the shaded bar on the reverse side, and state that you want a paper copy of the meeting materials.To facilitate timely delivery, all requests for a paper copy of proxy materials must be received by May 2, 2022.        Overstock.com, Inc. Stockholder Meeting NoticeThe 2022 Annual Meeting of Stockholders of Overstock.com, Inc. will be held on Thursday, May 12, 2022 at 1:00 p.m. Mountain Time, virtually via the internet at www.meetnow.global/MDDV5FJ. To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form.Proposals to be voted on at the meeting are listed below along with the Board of Directors’ recommendations.The Board of Directors recommend a vote FOR the nominees listed in Proposal 1, FOR Proposal 2, FOR Proposal 3, FOR Proposal 4, and FOR Proposal 5.The election of three Class II directors of the Company, each to serve a term of three years. The Company’s Board of Directors intends to present Joseph J. Tabacco, Jr., Dr. Robert J. Shapiro, and Barbara H. Messing for election to the Board;01 - Joseph J. Tabacco, Jr. 02 - Dr. Robert J. Shapiro 03 - Barbara H. MessingThe ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022;The approval and adoption of an amendment to the Company’s Amended and Restated Certificate of Designation for the Digital Voting Series A-1 Preferred Stock to provide that each share of Digital Voting Series A-1 Preferred Stock will be automatically converted into common stock, which proposal is conditioned on the approval of Proposal 4;The approval and adoption of an amendment to the Company’s Amended and Restated Certificate of Designation for the Voting Series B Preferred Stock to provide that each share of Voting Series B Preferred Stock will be automatically converted into common stock, which proposal is conditioned on the approval of Proposal 3; andThe approval of one or more adjournments of the Annual Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Annual Meeting to approve either Proposal 3 or Proposal 4.Stockholders may consider and act upon any other matter properly coming before the annual meeting.PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must go online or request a paper copy of the proxy materials to receive a proxy card.